Exhibit 99

Central Hudson Conducting Self-Assessment Phase of Storm Response

In the aftermath of the most significant storm event in its history, Central Hudson Gas & Electric Corporation is conducting a formal and comprehensive self-assessment to enhance the effectiveness of its storm emergency plan and to identify opportunities where performance may be improved in future emergencies.

“We perform self-assessments following major storms as a best-practice measure,” said James P. Laurito, President of Central Hudson. “Our self-assessment is focusing on all areas of storm preparedness and response and will measure not only how well we followed our established Electric Emergency Plan but also how we can improve our performance in the future.”

The areas being examined include advance storm preparation; safety practices and results; initial damage assessment; system restoration; availability and accuracy of estimated restoration times; communication with emergency responders, municipal and elected officials, regulators and customers; dry ice and bottled water distribution program; customer support and Call Center operations; and logistical support services, Laurito said. As is standard practice for a storm of this magnitude, a formal report will also be filed with the New York State Public Service Commission.

“The scope of these storms was unprecedented,” said Laurito. “As much as five feet of wet, heavy snow fell between the evening of February 23 through February 26, blocking roads and causing trees to fall on utility lines. These unusual storms took a very heavy toll on our electric system: six transmission lines, 30 major distribution circuits, and at least 130 poles were broken or knocked out of service,” he said.

Service was interrupted to 90,000 customers at first and then 150,000 customers at peak; in total more than 200,000 customers were impacted by more than 5,000 individual outage incidents. Virtually all had their service restored within one week. Central Hudson amassed its largest-ever contingent of repair crews to supplement its existing forces, nearly five times the normal complement, as employees from all areas of the company joined in an all hands-on-deck effort to restore electric service.

“Mutual aid and privately contracted line and tree-trimming crews from Michigan, Ohio, Pennsylvania, Connecticut and New York, together with Central Hudson crews, made up a field force of 1,000 workers to quickly and effectively restore service to our customers,” said Laurito. “Within 24 hours of the first snowfall, service was restored to half of the 90,000 affected customers; and within four days of the second snowfall, service was restored to 85 percent of the 150,000 then-affected customers,” said Laurito.

Laurito noted that preventative maintenance is key to minimizing storm damage. Central Hudson invests nearly $100 million per year in the electric and natural gas systems which support improved service reliability and more than $10 million annually in tree trimming to reduce the incidence of tree-related outages, he said. “These investments have made a positive impact on service reliability, and Central Hudson has met its required reliability goals during the last three years. Without these proactive investments, the damage from these storms would have certainly been more severe,” he said.

The utility preliminarily estimates the incremental cost to restore electric service to the more than 200,000 customers was approximately $20 million, based on estimates and vendor invoices received to date. Nearly 80 percent of these costs relate to the mutual aid crews that played a vital role in the timely restoration of electric service.

The cost is expected to be deferred for future recovery over a period of time, subject to approval by the New York State Public Service Commission (“PSC”). “Although approval cannot be assured, Central Hudson believes that the circumstances under which these costs were incurred met the criteria for future recovery cited in recent similar PSC decisions that have generally resulted in approval for recovery over time in order to lessen the impact on customer bills,” Laurito explained. Any expenses that the PSC does not approve for future recovery would be borne by CH Energy Group shareholders, he said.

“We want to thank our customers for their patience during this ordeal, as well as the community service organizations that provided shelters and other vital services to those in need. We would also like to recognize the excellent cooperation of municipal and elected officials throughout the Valley for mounting a massive recovery effort that included clearing blocked roadways, providing emergency services, establishing warming centers and shelters, and doing so much more. Their critical contributions allowed us to do our work, and we would never have made the progress we had without their assistance,” said Laurito.

“Though we invest heavily in infrastructure improvements and tree trimming and we plan for system-wide emergencies, no amount of preparation would have spared a mechanical system from the amount of damage that resulted from heavy, wet snow that caused thousands of downed trees, limbs and lines. The spirit of cooperation that combined to overcome those obstacles was nothing short of extraordinary,” he added.

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About CH Energy Group, Inc.: CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 300,000 electric and about 74,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy.  Griffith Energy Service’s fuel distribution business supplies energy products and services to approximately 57,000 customers in five states and Washington, D.C. CHEC also has interests in several renewable energy projects in New York and other states, primarily focused on wind and landfill gas.

Forward-Looking Statements – Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.   Given these uncertainties, undue reliance should not be placed on the forward-looking statements.